Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
July 2, 2007	Tom Hickey Director of Corporate Communications (609) 347-3804

TRUMP ENTERTAINMENT RESORTS, INC.

CONCLUDES CURRENT REVIEW OF STRATEGIC OPTIONS

ATLANTIC CITY, NJ: Trump Entertainment Resorts, Inc (NASDAQ: TRMP) (the “Company”) announced today that its Board of Directors has concluded, after consulting with financial advisor Merrill Lynch, that none of the indications of interest received to date for the acquisition of the Company represented or was likely to lead to a transaction that was in the best interests of the Company and its shareholders. The previous discussions with prospective acquirers of the Company have concluded, and there are currently no ongoing discussions with the parties that submitted the indications of interest.

The Company will continue to review other strategic corporate options while implementing its strategic operating plan with a view towards maximizing value for the Company’s shareholders.

The Company’s strategic operating plan has specifically been designed to reduce corporate and operating expenses in order to improve margins, increase market share and implement a service-driven culture to improve the customer experience. Initiatives achieved under the plan to date include the commencement of the construction of a new 786-room hotel tower at the Taj Mahal, substantial capital upgrades to the Company’s existing facilities, the deployment of a new revenue management and E-commerce initiative and the recent introduction of the TrumpONE unified players club program. The Company will also continue to solicit and pursue opportunities to harness the power of the Trump brand in Atlantic City and in other jurisdictions, both domestically and abroad.

ABOUT TRUMP ENTERTAINMENT RESORTS, INC.

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company’s properties are Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company’s Chairman and largest stockholder, conducts gaming activities and is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could,” “can” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.

The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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